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                                                                    EXHIBIT 10.9


                              AMENDED AND RESTATED
                                ESCROW AGREEMENT


         THIS AMENDED AND RESTATED ESCROW AGREEMENT is made and entered into as of the ____day of September, 2001, by and among ROGERS INTERNATIONAL RAW MATERIALS FUND, L.P., an Illinois limited partnership (the "Company"), DERIVATIVES PORTFOLIO MANAGEMENT, L.L.C., a Delaware Corporation (the "Subscription Agent"), and MELLON BANK, N.A., a national banking association (the "Escrow Agent").

                                    RECITALS:

         WHEREAS, the parties hereto entered into that certain Escrow Agreement dated January 26, 2001;

         WHEREAS, the parties desire to amend certain provisions of their Escrow Agreement; and

         WHEREAS, the parties desire to set forth their entire Agreement, as emended, in one writing.

         NOW, THEREFORE, in consideration of the mutual covenants and promises herein contained, the parties hereto, intending to be legally bound, hereby agree as follows:

         1. The Company does hereby open this Escrow Account and Escrow Agent's sole concern and duties shall be as specifically set forth herein:

                  (a) From time to time during the course of this Escrow Agreement, in connection with the Company's offering (the "Offering") of up to 2,000,000,000 units of Limited Partnership Interests on a "best efforts" basis (the "Units"), the Escrow Agent will receive deposits from subscribers (either directly via wire transfer from the subscribers, or indirectly, from the Subscription Agent) to be held in Escrow in accordance with the terms hereof and the Mellon Global Cash Management Terms and Conditions. All such funds received by the Escrow Agent shall be placed into an account entitled "Rogers International Raw Materials Fund, L.P.", account number 043-9355 (the "Escrow Account").

                  (b) Upon the written authorization from the Company (which authorization will not be given until a minimum of $5,000,000 has been placed in the Escrow Account on or before December 15, 2001), the Escrow Agent shall disburse to the Company all available funds, provided such authorization is reasonable and in accordance with the Escrow Agent's customary and then current procedures. Thereafter, during the term of the Offering, the Escrow Agent shall continue to so receive and hold in escrow any funds received from subscribers, which funds shall be disbursed at such times as described in a written authorization to the Escrow Agent from the Company, and without any other

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         condition, provided such authorization is reasonable and in accordance with the Escrow Agent's customary and then current procedures.

                  (c) If the minimum of $5,000,000 is not sold by December 15, 2001 (or the offering of the Shares is otherwise terminated prior to the initial closing), the Escrow Agent shall, upon receipt of written instruction of the Company, promptly disburse the funds held in the Escrow Account to the Company (or to the Subscription Agent if so directed by the Company) for refund to the subscribers. The Escrow Agent shall not have an obligation to verify any minimum amount or date, if written instructions are received from the Company.

                  (d) With respect solely to funds received from subscribers and deposited in the Escrow Account on or prior to September ___, 2001, the Escrow Agent shall, upon receipt of written instruction of the Company, promptly disburse such funds held in the Escrow Account to the Company (or to the Subscription Agent if so directed by the Company) for refund to the subscribers. The Company will authorize the disbursement for refund of all funds received on or prior to September ___, 2001 from subscribers who have not executed and delivered to the Company or the Subscription Agent on or prior to September 30, 2001, written confirmation of their intent to invest in the units. The Escrow Agent shall not have any obligation to verify any date or the receipt of proper confirmation from any subscriber, if written instructions are received from the Company.

                  (e) Upon termination of the Offering, which in any event shall occur not later than December 31, 2002, all amounts theretofore undistributed shall be distributed to the Company upon the instructions of the Company and this Escrow Account shall close as directed by the Company and be consummated in its entirety.

         2. The Company authorizes the Subscription Agent to deposit funds into the Escrow Account on behalf of the Company, including by wire transfer. The Company authorizes the Escrow Agent to provide any and all information pertaining to the Escrow Account to the Subscription Agent provided such information is reasonably requested and can be provided in accordance with Escrow Agent's customary and then current procedures.

         3. All parties understand and are aware that all funds received during the course of the Escrow and deposited in the Escrow Account must be available prior to the release of any funds.

         4. Neither the Escrow Agent nor any of its officers, directors, employees, representatives, agents or affiliates shall be (i) liable to the Company or Subscription Agent for any action taken or omitted to be taken by the Escrow Agent with respect to the Escrow Account at the direction of the Subscription Agent (except for the Escrow Agent's own willful misconduct); or
(ii) responsible in any manner to the Company or Subscription Agent or any other party for the compliance by the Subscription Agent with any representations, warranties, undertakings or agreements made by the Subscription Agent through or in connection with any agreement between the Subscription Agent or the Company, or for any failure of the Subscription Agent or any of its officers to perform its obligations in accordance therewith. The

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Escrow Agent shall be entitled to rely and shall have no liability for such reliance, upon any writing, resolution, consent, certificate, letter, facsimile, statement or other document or conversation with the Subscription Agent believed by the Escrow Agent to be genuine and correct to have been signed, sent or made by the proper person or persons selected by the Subscription Agent. The Company hereby waives any claims it may have against the Escrow Agent or any of its officers, directors, representatives, agents or affiliates and indemnifies and agrees to hold the Escrow Agent and its officers, directors, employees, representatives, agents or affiliates harmless from and against any and all liabilities, costs, expenses, demands or claims of or by the Company or any other person resulting from or arising out of or in connection with the Escrow Agent's actions or refraining from acting in accordance with the request and direction of the Subscription Agent.

         5. Notwithstanding any provision contained herein to the contrary, the Escrow Agent, including its officers, directors, employees, representatives, agents or affiliates, shall:

             (a) not be liable for any action taken or omitted under this Agreement so long as it shall have acted in good faith and without gross negligence or willful misconduct;

             (b) have no responsibility to inquire into or determine the genuineness, authenticity, or sufficiency of any securities, checks, or other documents or instruments submitted to it in connection with its duties hereunder;

             (c) be entitled to deem the signatories of any documents or instruments submitted to it hereunder as being those purported to be authorized to sign such documents or instruments on behalf of the parties hereto, and shall be entitled to rely upon the genuineness of the signatures of such signatories without inquiry and without requiring substantiating evidence of any kind;

             (d) be entitled to refrain from taking any action contemplated by this Agreement in the event that it becomes aware of any disagreement between the parties hereto as to any facts or as to the happening of any contemplated event precedent to such action;

             (e) have no responsibility or liability for any diminution in value of any assets held hereunder which may result from any investments or reinvestment made in accordance with any provision which may be contained herein;

             (f) be entitled as compensation for its services hereunder, reasonable fees that the Escrow Agent typically charges for services of this nature, and for reimbursement of its reasonable out-of-pocket expenses including, but not by way of limitation, the reasonable fees and costs of attorneys or agents which it may find necessary to engage in performance of its duties hereunder, all to be paid by the Company, and the Escrow Agent shall have, and is hereby granted, a prior lien upon any property, cash, or assets of the Escrow Account, with respect to its unpaid fees and nonreimbursed expenses, superior to the interests of any other persons or entities;

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             (g) be entitled and is hereby granted the right to set off and deduct any unpaid fees and/or nonreimbursed expenses from amounts on deposit in the Escrow Account;

             (h) be, and hereby is, jointly and severally indemnified and saved harmless by the Company and Subscription Agent from all losses, liabilities, costs and expenses, including attorney fees and expenses, which may be incurred by it as a result of its acceptance of the Escrow Account or arising from the performance of its duties hereunder, unless such losses, liabilities, costs and expenses shall have been finally adjudicated to having resulted from the bad faith, gross negligence or willful misconduct of the Escrow Agent, and such indemnification shall survive its resignation or removal, or the termination of this Agreement;

             (i) in the event that (i) any dispute shall arise between the parties with respect to the disposition or disbursement of any of the assets held hereunder or (ii) the Escrow Agent shall be uncertain as to how to proceed in a situation not explicitly addressed by the terms of this Agreement whether because of conflicting demands by the other parties hereto or otherwise, be permitted to interplead all of the assets held hereunder into a court of competent jurisdiction, and thereafter be fully relieved from any and all liability or obligation with respect to such interpleaded assets. The parties hereto other than the Escrow Agent further agree to pursue any redress or recourse in connection with such a dispute, without making the Escrow Agent a party to same;

             (j) have only those duties as are specifically provided herein, which shall be deemed purely ministerial in nature, and shall under no circumstance be deemed a fiduciary for any of the parties to this Agreement. The Escrow Agent shall neither be responsible for, nor chargeable with, knowledge of the terms and conditions of any other agreement, instrument or document between the other parties hereto, in connection herewith. This Agreement sets forth all matters pertinent to the Escrow Account contemplated hereunder, and no additional obligations of the Escrow Agent shall be inferred from the terms of this Agreement or any other agreement. IN NO EVENT SHALL THE ESCROW AGENT BE LIABLE, DIRECTLY OR INDIRECTLY, FOR ANY (i) DAMAGES OR EXPENSES ARISING OUT OF THE SERVICES PROVIDED HEREUNDER, OTHER THAN DAMAGES WHICH RESULT FROM THE ESCROW AGENT'S FAILURE TO ACT IN ACCORDANCE WITH THE STANDARDS SET FORTH IN THIS AGREEMENT, OR (ii) SPECIAL, PUNITIVE, INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES, OR ATTORNEYS' FEES EVEN IF THE ESCROW AGENT HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES;

             (k) have the right, but not the obligation, to consult with counsel of choice and shall not be liable for action taken or omitted to be taken by Escrow Agent either in accordance with the advice of such counsel or in accordance with any opinion of counsel to the Company addressed and delivered to the Escrow Agent;

             (l) have the right to perform any of its duties hereunder through agents, attorneys, custodians or nominees; and

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                  (m) Escrow Agent shall accept the assignment as Escrow Agent solely to perform the functions required by this Agreement.

         Any banking association or corporation into which the Escrow Agent may be merged, converted or with which the Escrow Agent may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Escrow Agent shall be a party, or any banking association or corporation to which all or substantially all of the banking business of the Escrow Agent shall be transferred, shall succeed to all the Escrow Agent's rights, obligations and immunities hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

         6. The funds deposited herein shall be invested in the Automatic Investment Service per the instructions of the Company.

         7. Any notices which are required or desired to be given hereunder to the parties hereto shall be in writing and may be given by mailing the same to the address indicated below (or to such other address as either of the parties may have theretofore substituted therefor by written notification to the other party hereto), by registered or certified United States mail, postage prepaid. For all purposes hereof, any notice so mailed by the Escrow Agent shall be treated as though served upon the party to whom it was mailed at the time it is deposited in the United States mail by the Escrow Agent whether or not such party thereafter actually receives such notice. Notices to the Escrow Agent shall be in writing and shall not be deemed to be given until actually received by the Escrow Agent. Whenever under the terms hereof the time for giving a notice or performing an act falls upon a Saturday, Sunday or bank holiday, such time shall be extended to the Escrow Agent's next business day.

         8. The Escrow Agent, when acting as the Escrow Agent undertakes to perform only such duties as are expressly set forth herein and the Escrow Agent shall not be subject to, nor obliged to recognize, any other agreement between, or direction or instruction of, the Company even though reference thereto may be made herein. This Agreement may be amended at any time or times by an instrument in writing signed by the Company, the Subscription Agent and Escrow Agent.

         9. If any property subject hereto is at any time attached, garnished or levied upon, under any court order, or in case the payment, assignment, transfer, conveyance or delivery of any such property shall be stayed or enjoined by any court order, or in any case any order, judgment or decree shall be made or entered by any court affecting such property, or any part thereof, then in any of such events, the Escrow Agent is authorized, in its sole discretion, to rely upon and comply with any such order, writ, judgment or decree, which it is advised by legal counsel of its own choosing is binding upon it, and if it complies with any such order, writ, judgment or decree, it shall not be liable to any of the parties hereto or to any other person, firm or corporation by reason of such compliance, even though such order, writ, judgment or decree may be subsequently reversed, modified, annulled, set aside or vacated.

         10. This Agreement shall be construed, enforced and administered in accordance with the internal laws, as opposed to the conflicts of laws provisions, of the Commonwealth of Pennsylvania.

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         11. Escrow Agent may terminate this Agreement: (i) immediately for cause, or (ii) upon thirty (30) days' prior written notice to the Company and the Subscription Agent without cause. The Company or the Subscription Agent may terminate this Agreement (i) immediately for cause, or (ii) upon thirty (30) days' prior written notice to Escrow Agent. The Company's and Subscription Agent's obligations under this Agreement to indemnify, hold harmless and pay amounts owed shall survive termination of this Agreement.

         12. Any notice required to be given hereunder by any of the parties hereto shall be addressed as follows:

         If to the Company:

                  Rogers International Raw Materials Fund, LP
                  1000 Hart Road
                  Suite 210
                  Barrington, IL 60010
                  Attention: Richard Chambers
                  Fax: 847-713-2225

         If to the Subscription Agent:

                  Derivatives Portfolio Management, LLC
                  Two Worlds Fair Drive
                  P.O. Box 6741
                  Somerset, NJ 08875-6741
                  Attention:  Peter Brophy
                  Fax:

         If to Escrow Agent:

                  Mellon Client Service Center
                  500 Ross Street
                  Room 1380
                  Pittsburgh, PA 15262


                  Fax: (412) 236-7419



         13. Notwithstanding any other provision of this Agreement, Escrow Agent shall not be liable for any failure, inability to perform, or delay in performance hereunder, if such failure, inability, or delay is due to acts of God, war, civil commotion, governmental action, fire, explosion, strikes, other industrial disturbances, equipment malfunction, action, non-action or delayed action on the part of the Company or Subscription Agent or any other entity or any other causes that are beyond Escrow Agent's reasonable control.

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         14. All expenses for the maintenance and provision of services in conjunction with the Account, held in the name of ROGERS INTERNATIONAL RAW MATERIALS FUND, LP. are the responsibility of Company and Subscription Agent, jointly and severally. In the event that Company and Subscription Agent do not pay all service fees due to Escrow Agent within thirty (30) days after the due date, Escrow Agent is authorized to charge any Account in the amount of such fees. In the event Escrow Agent is unable to obtain sufficient funds from such charges to cover such fees, Company and Subscription Agent, jointly and severally, shall indemnify Escrow Agent for all then-due fees on the Account that have not been paid.

         Company and Subscription Agent agree that Escrow Agent may debit the Accounts for any items (including, but not limited to, checks, drafts, Automatic Clearinghouse (ACH) credits or wire transfers or other electronic transfers or credits) deposited or credited to any Account which may be returned or otherwise not collected and for all charges, fees, commissions and expenses incurred by Escrow Agent in providing services or otherwise in connection herewith; Escrow Agent may charge any Account as permitted herein at such times as are in accordance with Escrow Agent's customary practices for the chargeback of returned items and expenses. In the event Escrow Agent is unable to obtain sufficient funds from such charges to cover returned items, or reversed or returned credits, or any other items not collected and any other charges, expenses, or commissions incurred by Escrow Agent in providing the services (referred to as a "cost" or "costs"), Company and Subscription Agent, jointly and severally, shall indemnify Escrow Agent for all amounts related to the above described costs incurred by Escrow Agent.

         15. The terms and conditions of the account service, attached as Exhibit A, is made part of this Agreement with respect to matters not explicitly covered in this Agreement. To the extent there is a conflict between this Agreement and the terms and conditions of the services, this Agreement shall take precedence.

         16. The recitals set forth at the outset of this Amended and Restated Escrow Agreement are hereby incorporated as an integral part of this agreement and not as mere introductory material.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.


                                        ROGERS INTERNATIONAL RAW MATERIALS
                                        FUND, L.P.


                                        By:________________________________

                                        Title:_____________________________

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                                        DERIVATIVES PORTFOLIO MANAGEMENT, L.L.C.


                                        By:_________________________________

                                        Title:______________________________



                                        MELLON BANK, N.A.


                                        By:___________________________________

                                        Title:________________________________






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